                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM T-1


                            Statement of Eligibility
                     Under the Trust Indenture Act of 1939
                     of a Corporation Designated to Act as
                                    Trustee


                      Check if an Application to Determine
                  Eligibility of a Trustee Pursuant to Section
                           305(b)(2) _______________


                         HARRIS TRUST AND SAVINGS BANK
                               (Name of Trustee)

        Illinois                                          36-1194448
                                                       (I.R.S. Employer
(State of Incorporation)                                Identification No.)

                111 West Monroe Street, Chicago, Illinois 60603
                    (Address of principal executive offices)


               Daniel G. Donovan, Harris Trust and Savings Bank,
                111 West Monroe Street, Chicago, Illinois, 60603
                                  312-461-2908
           (Name, address and telephone number for agent for service)


                              CCA HOLDINGS CORP.
                               (Name of Obligor)

        Delaware                                          43-1720013
                                                       (I.R.S. Employer
(State of Incorporation)                              Identification No.)

                            12444 Powerscourt Drive
                                   Suite 400
                           St. Louis, Missouri  63131
                    (Address of principal executive offices)

                           Senior Subordinated Notes
                        (Title of indenture securities)

1.         GENERAL INFORMATION.  Furnish the following information as to the
Trustee:

           (a) Name and address of each examining or supervising authority to which it is subject.

          Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System,Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such affiliation.

          The Obligor is not an affiliate of the Trustee.

3. thru 15.

          NO RESPONSE NECESSARY

16.  LIST OF EXHIBITS.

     1. A copy of the articles of association of the Trustee as now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

       A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

     2. A copy of the existing by-laws of the Trustee.

       A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of
       Commercial Federal Corporation, File No. 333-20711, and is incorporated herein by reference.

     3. The consents of the Trustee required by Section 321(b) of the Act.

          (included as Exhibit A on page 2 of this statement)

     4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

          (included as Exhibit B on page 3 of this statement)

                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 6th day of May, 1997.

Harris Trust and Savings Bank


By: /s/ DGDonovan
    -------------
     D. G. Donovan
     Assistant Vice President


EXHIBIT A

The consents of the Trustee required by Section 321(b) of the Act.

Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Harris Trust and Savings Bank


By: /s/ DGDonovan
   --------------
     D.G. Donovan
     Assistant Vice President

                                                                       EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of December 31, 1996, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.

               [LOGO OF
                HARRIS BANK]

                                  HARRIS BANK

                         Harris Trust and Savings Bank
                             111 West Monroe Street
                            Chicago, Illinois  60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on December 31, 1996, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

                         Bank's Transit Number 71000288


                                                   THOUSANDS
                 ASSETS                            OF DOLLARS

Cash and balances due from depository
 institutions:
       Non-interest bearing balances                            $ 1,157,832
        and currency and coin...........
       Interest bearing balances........                        $   658,287
Securities:.............................
a.  Held-to-maturity securities                                 $         0
b.  Available-for-sale securities                               $ 2,759,331
Federal funds sold and securities
 purchased under agreements to resell in
 domestic offices of the bank and
 of its Edge and Agreement subsidiaries,
 and in IBF's:
       Federal funds sold...............                        $   316,275
       Securities purchased under
        agreements to resell............                        $         0
Loans and lease financing receivables:
       Loans and leases, net of
        unearned income.................   $   8,199,096
       LESS:  Allowance for loan and
        lease losses....................   $     108,408
                                           -------------
       Loans and leases, net of
        unearned income, allowance, and
        reserve
       (item 4.a minus 4.b).............                        $ 8,090,688
Assets held in trading accounts.........                        $   185,153
Premises and fixed assets (including
 capitalized leases)....................                        $   180,043
Other real estate owned.................                        $       582
Investments in unconsolidated
 subsidiaries and associated companies..                        $        82
Customer's liability to this bank on
 acceptances outstanding................                        $    78,983
Intangible assets.......................                        $   294,420
Other assets............................                        $   542,257
                                                                -----------

TOTAL ASSETS                                                    $14,263,933
                                                                ===========



              LIABILITIES
Deposits:
  In domestic offices...................                        $ 7,898,588
       Non-interest bearing.............   $ 3,135,907
       Interest bearing.................   $ 4,762,681
  In foreign offices, Edge and
   Agreement subsidiaries, and IBF's....                        $ 1,839,922
       Non-interest bearing.............   $    35,116
       Interest bearing.................   $ 1,804,806
Federal funds purchased and securities
 sold under agreements to repurchase in
 domestic offices of the bank and of
 its Edge and Agreement subsidiaries,
 and in IBF's:
  Federal funds purchased...............                        $ 1,615,797
  Securities sold under agreements to
   repurchase...........................                        $   376,270
Trading Liabilities
Other borrowed money:...................                        $    74,165
a.  With remaining maturity of one year
 or less                                                        $   697,591
b.  With remaining maturity of more
 than one year                                                  $     9,265
Bank's liability on acceptances
 executed and outstanding...............                        $    78,983
Subordinated notes and debentures.......                        $   310,000
Other liabilities.......................                        $   170,785
                                             ------------------------------
TOTAL LIABILITIES                                               $13,071,366
                                             ==============================

             EQUITY CAPITAL
Common stock............................                        $   100,000
Surplus.................................                        $   600,377
a.  Undivided profits and capital
 reserves...............................                        $   506,301

b.  Net unrealized holding gains
 (losses) on available-for-sale
 securities                                                        ($14,111)
                                             ------------------------------

TOTAL EQUITY CAPITAL                                            $ 1,192,567
                                             ==============================
Total liabilities, limited-life
 preferred stock, and equity capital....                        $14,263,933
                                             ==============================

     I, Steve Neudecker, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                STEVE NEUDECKER
                                    1/29/97

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

          EDWARD W. LYMAN,
          ALAN G. McNALLY,
          MARIBETH S. RAHE
                                                                      Directors.